WY Secretary of State
FILED: 02/17/2021 11:51 AM
ID: 2021-000981787

Foreign Profit Corporation

Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance:

1. Corporation name:

Genesys Industries, Inc.

2. Incorporated under the laws of: Florida

3. Date of incorporation: 12/09/2014

4. Period of duration: perpetual

(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

30 Forzani Way NY

Calgary, Alberta T3Z 1L5

6. Principal office address:

30 Forzani Way NY

Calgary, Alberta T3Z 1L5

7. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. The registered agent must have a physical address in Wyoming. If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed in addition to a physical address.)

Name:	Registered Agents, Inc.

Address:	30 N Gould Street
Sheridan, Wyoming 82801
(If mail is received at a Post Office Box, please list above in addition to the physical address.)

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state.

Any legal purpose.

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	John Forzani	30 Forzani Way NW, Calgary, Alberta T3Z 1L5
Vice President	John Forzani	30 Forzani Way NW, Calgary, Alberta T3Z 1L5
Secretary	John Forzani	30 Forzani Way NW, Calgary, Alberta T3Z 1L5
Treasurer	John Forzani	30 Forzani Way NW, Calgary, Alberta T3Z 1L5
Director	John Forzani	30 Forzani Way NW, Calgary, Alberta T3Z 1L5
Director	John Forzani	30 Forzani Way NW, Calgary, Alberta T3Z 1L5
Director	John Forzani	30 Forzani Way NW, Calgary, Alberta T3Z 1L5

10. Aggregate number of shares or other ownership units which it has the authority to issue.

(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

100,000,000 Class A Common Stock, par value $0.001 per share

25,000,000 Class B Preferred Stock, par value $0.001 per share

11. Aggregate number of issued shares or other ownership units.

(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

18,100,000 Class A Common Stock, par value $0.001 per share

10,000,000 Class B Preferred Stock, par value $0.001 per share

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: /s/ Johnny Forzani	Date: 01/21/2021
(Shall be executed by an officer or director of the corporation.)

Print Name: Johnny Forzani	Contact Person: Johnny Forzani
Title: President	Daytime Phone Number: 702-205-2064
Email: info@forzainnovates.com

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I, Registered Agents Inc., registered office located at 30 N Gould St Ste R, Sheridan, WY 92901 USA voluntarily consent to serve as the registered agent for Genesys Industries, Inc.

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: /s/ Bill Havre	Date: 01/21/2021
(Shall be executed by the registered agent.)

Print Name: Bill Havre
Title: Assistant Secretary	Daytime Phone Number: 307-200-2803
Email: reports@registeredagentsincs.com

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